EMPLOYMENT AND CHANGE IN CONTROL AGREEMENT

     This Employment and Change in Control Agreement (the Agreement ) is entered into by and between Sportmart, Inc. a Delaware corporation (the Company ) and C. Mark Scott ( Executive ) and shall be effective as of June 27, 1997 (the Effective Date ).

     WHEREAS,  Executive  is employed by the Company as its President;
and
     WHEREAS, the parties hereto agree that it is in their mutual best interest to encourage Executive's full attention and dedication to the Company by providing for compensation or benefits in the event of a Change in Control of the Company or Executive's termination, under the terms and conditions set forth herein.

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
     1. Employment and Term. The Company hereby agrees to employ Executive, and Executive hereby accepts employment by the Company in accordance with the terms and conditions set forth herein. Subject to the provisions contained in this Agreement, the term of this Agreement shall be three (3) years, commencing on the Effective Date. This
Agreement shall terminate on the third anniversary following the Effective Date. At that time, the parties agree to renegotiate the terms and condition of the Executive's employment with the Company.

     2. Title and Duties of Executive. The Executive shall have the title of President, except that in the event of a Change in Control (as defined herein) or other business combination involving the Company and another individual, entity or group in which more than 25% of the outstanding securities of the Company are acquired by another individual, entity or group either from the Company or otherwise, the Company may, in its sole discretion, change Executive's title to the executive vice president level with responsibility for merchandising and marketing only. Executive' s current duties shall include management of merchandising, plans and other duties that may be assigned by the Company's Chief Executive Officer and/or the Board of Directors of the Company. Except for changes caused by a period of disability as described in Section 4(b) herein, and except for the changes allowed by this Section, during the term of this Agreement, the Company agrees not to materially change Executive's duties or take any other action against the Executive which results in a material diminution in the authority, duties or responsibilities of the Executive. Executive will devote his full-time energies and skills to the performance of his duties for the Company.

     3. Compensation and Benefits. The compensation and benefits of Executive shall be reviewed by Company on an annual basis. The Company agrees not to reduce the Executive's annual base salary by more than five percent in any calendar year. The Company also agrees not to reduce the benefits of the Executive except that the Company may reduce the Executive's benefits proportionately as part of a company-wide benefit reduction or as may be required by law. The parties further acknowledge that Executive is a participant in the Sportmart, Inc. Key Employee Incentive Plan and as a participant he will be eligible for no less than 40% of his salary as a bonus during the term of this Agreement.

     4.   Termination of Employment - Death or Disability.
          (a) Death of Executive. In the event Executive shall die during the term of employment hereunder, this Agreement shall
terminate  as  of  the  date  of  Executive's death.   Following such
termination of this Agreement, the Company shall have no further liability with respect to Executive's employment, except to pay to Executive's estate or beneficiaries, as appropriate, the Executive's then current base salary for three months, Executive's pro-rated accrued bonus for the year of his death, and other benefits payable under any employee benefit plan of the Company in which Executive was a participant; provided, however, that Executive's estate shall have the right to exercise any unexercised stock options granted by the Company to Executive pursuant to the Company's stock option plan and any option agreement then in effect.
          (b) Disability of Executive. In the event Executive becomes disabled during the term of employment hereunder, and is thereby unable to perform the essential functions of his position, with or without accommodation, this Agreement shall terminate as of 30 days after the date such disability is established. As used in this subparagraph, the term disabled or "disability" means suffering from
a    physical  or  mental  impairment  which  renders  the  Executive substantially unable to perform the essential functions of his position in a satisfactory manner, as confirmed by competent medical evidence, for a period of 180 consecutive days or for more than 180 days in a twelve-month period. The date on which Executive's disability is established shall be the 181st consecutive day on which the impaired condition continues or the 181st day in which the impaired conditions exists within a twelve-month period. The Company shall give Executive written notice of its intent to terminate this Agreement pursuant to this Section. Following such termination of this Agreement, the Company shall have no further liability with respect to Executive's employment, except to pay to Executive the value of any accrued salary or other compensation, including his pro-rated bonus, due Executive up to the date of his termination and other benefits payable under any employee benefit plan of the Company in which Executive was a participant; provided, however, that Executive shall have the right pursuant to paragraph 7 (c) of this Agreement to exercise any unexercised stock options granted by the Company to Executive pursuant to the Company's stock option plan and any option agreement then in effect. During the period the Executive's impaired condition exists as described herein, the Company agrees not to reduce the level of Executive's compensation. During the period the Executive's impaired condition exists as described herein, the Company also agrees not to reduce the level of the Executive's benefits except as required by law.

     5.   Termination of Employment - Cause; Good Reason.
          (a)  Cause.    The  Company  has the right to terminate this
Agreement  for  Cause  (i)  immediately   upon  written  notice,  if
Executive engages in conduct which the Company reasonably believes is of a criminal nature and detrimental to the interests of the Company;
(ii) immediately upon written notice, if Executive materially breaches a fiduciary duty owed to the Company; (iii) upon thirty days written notice, if Executive refuses or materially fails to perform his obligations under this Agreement, and fails to cure such deficiency within said notice period; and (iv) immediately upon written notice if executive knowingly commits a significant violation of Company policy.

          (b) Good Reason. The Executive has the right to terminate this Agreement for Good Reason within 18 months following a Change in Control, as defined herein. A termination for "Good Reason" shall mean, the occurrence of any of the following, without Executive's prior written consent, after a Change in Control of the Company:
          (i) the assignment to the Executive of any material duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other material action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action which is remedied by the Company within 30 days after receipt of written notice thereof given by the Executive; or
          (ii) a reduction in the Executive's annual base salary in an amount exceeding 5 percent or, other than changes occasioned by a substitution or modification of general welfare plans that are generally applicable to all employees and do not discriminate against
the    Executive,  a  material  reduction  in  benefits  and  other compensation; or
          (iii) the Company requiring the Executive to be based at any office or location more than 50 miles from the Executive's prior office or location.

     6.   Change in Control.
     For purposes of this Agreement, a "Change in Control" shall mean the happening of any of the following events:
          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the"Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control of the Company: (1) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege),
(2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A) and (B) of subsection (c) of this Section are satisfied; or
          (b) Individuals who, as of the effective date of this Agreement, constitute the Board of Directors of the Company (the "Incumbent Board of the Company") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board of the Company shall be considered as though such individual were a member of the Incumbent Board of the Company, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as contemplated by Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or
          (c) Approval by the shareholders of the Company of a reorganization (including a plan of reorganization under applicable bankruptcy law), merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than fifty percent (50%) of, respectively, the then outstanding share of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting
Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (other than any changes in the proportions as may result from the conversion of the Company's Class A Common Stock into shares of voting securities of the corporation resulting from such reorganization, merger or consolidation) and (B) at least a majority of the members of the
board   of  directors  of  the  corporation  resulting  from  such reorganization, merger or consolidation were members of the Incumbent Board of the Company at the time of the execution of the initial agreement providing for such reorganization, merge or consolidation; or
          (d) Approval by the shareholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or other disposition, (A) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition of the Outstanding Company Voting Securities, as the case may be, (other than any changes in the proportions as may result from the conversion of the Company's Class A Common Stock into shares of voting securities of the corporation resulting from such reorganization, merger or consolidation) and (B) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board of the Company at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

     7. Severance. In the event the Company terminates Executive without Cause or Executive terminates this Agreement for Good Reason, the Company shall pay Executive the following severance:
          (a) Executive's base salary through the month during which termination occurred, plus any other amount due at the time of termination under any bonus plan of the Company plus any accrued but unpaid bonus; and

          (b)  A lump sum payment of $300,000; and
          (c) Any grant of options to purchase shares of Company stock which are exercisable and grants of restricted stock held by Executive which have vested pursuant to the terms of the plans and programs (and the agreements and other documents thereunder) pursuant to which such stock options or restricted stock has been granted; and
           (d) Subject to Executive's compliance with Sections 9, 10, 11 (a), (b), (c) and (d) herein, monthly severance payments equal to
Executive's    monthly  base salary at the time of termination.  Such
monthly severance payments shall commence in the month following termination (to be paid on or about the 30th of the month) and shall continue for eighteen months. Only in the event of a termination of Executive without cause and in consideration of the above benefits, Executive agrees to immediately notify the Company of other employment, and to the extent Executive receives compensation from other employment, the severance payments provided herein shall be correspondingly reduced; and
           (e) All vested, nonforfeitable amounts owing or accrued at the Date of Termination under any other compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted.

     7.A. Executive's Right to Terminate; Severance. Without limiting any other rights the Executive shall have pursuant to this Agreement and as an alternative to the rights in Section 7 hereof, the Executive shall have the right to unilaterally terminate this Agreement by tendering his voluntary resignation to the Company within 180 days after a Change in Control which occurs without Executive's prior written consent. In the event Executive so terminates this Agreement, Company shall pay Executive the following severance:
          (a) Executive's base salary through the month during which termination occurred, plus any other amount due at the time of termination under any bonus plan of the Company plus any accrued but unpaid bonus; and
          (b)  A lump sum payment of $300,000; and
          (c) Any grant of options to purchase shares of Company stock which are exercisable and grants of restricted stock held by Executive which have vested pursuant to the terms of the plans and programs (and the agreements and other documents thereunder) pursuant to which such stock options or restricted stock has been granted; and
          (d) Subject to Executive's compliance with Sections 9, 10, 11 (a), (b), (c) and (d) herein, monthly severance payments equal to Executive's monthly base salary at the time of termination. Such monthly severance payments shall commence in the month following termination (to be paid on or about the 30th of the month) and shall continue for twelve months. In the event of a unilateral termination of this Agreement by Executive and in consideration of the above benefits, Executive agrees to immediately notify the Company if he accepts other employment, and to the extent Executive receives compensation from other employment, the severance payments provided herein shall be correspondingly reduced; and

          (e) All vested, nonforfeitable amounts owing or accrued at the Date of Termination under any other compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted.
However, in the event Executive consents in writing to the Change in Control, Executive shall be deemed to have waived the right to receive the severance described in this Section. A refusal to sign the consent as described herein may not be used in any way as a reason to terminate Executive for Cause.
          (f) In the event Executive elects to unilaterally terminate this Agreement pursuant to this Section 7.A. Executive shall provide Company 90 days advance written notice of the termination of this Agreement. During the 90 day period between the giving of notice and the termination date, Executive, at Company's sole option, agrees to continue working for Company in his then current capacity and to further put forth his best efforts to ensure the orderly transition of his job responsibilities to other executives.

     8. Termination; No Further Liability. In the event the Company terminates the Executive for Cause or Executive terminates the Agreement without Good Reason or Executive resigns his employment and terminates this Agreement prior to a Change in Control as defined in this Agreement, the Company shall have no further liability with respect to Executive's employment, except to pay the Executive the value of any accrued salary or other compensation due Executive up to the date of his termination and other benefits payable under any employee benefit plan in which Executive was a participant. The Company and the Executive agree to provide 30 days written notice of their intent to terminate this Agreement without Cause or for Good Reason, as applicable, at any time within the term of this Agreement. Except as otherwise specifically provided in this Agreement, if Executive resigns for any other reason he will provide the Company 30 days written notice and this Agreement will terminate upon receipt of such notice by the Company.

     9. Confidential Information. During his employment and at all times thereafter, Executive shall keep secret and retain Confidential Information in the strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available, or disclose to any third party, any Confidential Information. As used in this Agreement, Confidential Information shall mean any information relating to the business or affairs of the Company or its products, including, but not limited to, sales inventory analysis reports such as the 509 report, the 588 report, 595 report, other related reports and by whatever name change designated hereafter; memoranda, letters, reports, notebooks, books of accounts, drawings, prints, models, and other materials or records of a proprietary nature; records and policy materials relating to research, finance, accounting, sales, sales projections, personnel, management, advertising, inventory, data processing, expansion plans, and operations; materials particularly relating to operations, such as price lists, vendor lists, customer lists, customer service requirements, costs of providing services and goods, payroll and payroll matrix information, technical data, and equipment maintenance costs, or other proprietary information used by the Company; provided, however, Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Executive or
breach  of  this  Agreement.    Executive  acknowledges  that  the
Confidential Information is vital, sensitive, confidential and proprietary to the Company.

     10. Return of Company Materials Upon Termination. Executive agrees that all records or documents containing Confidential
Information, whether or not prepared by Executive, are and shall remain the property of the Company, and that upon termination of his employment, Executive shall immediately return to the Company all such items in his possession, as well as all copies thereof.

     11. Post-Employment Matters. Executive acknowledges that his employment with the Company has special, unique and extraordinary value to the Company; that the Company has a lawful interest in protecting its investment in training Executive and entrusting its Confidential Information to him; and that the Company would be irreparably damaged if Executive were to provide services to any person or entity in violation of this Agreement; and that the restrictions, prohibitions and other provision of this Section are reasonable, fair and equitable in scope, terms, and duration, are necessary to protect the legitimate business interests of the Company, and are a material inducement to the Company to enter into this Agreement.
          (a) Non-Competition. Without the consent in writing of the Board, upon the Executive's date of termination for any reason, Executive will not, for a period of two years thereafter, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor or director (other than as below) in a retail business in the continental United States and Canada that has gross sales of sporting goods, athletic footwear and/or athletic apparel in excess of 20% of its total retail sales ; (ii) induce any vendors of the Company or any of its subsidiaries with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any of its subsidiaries, to curtail or cancel their business with such companies or any of them; or (iii) induce, or attempt to influence, any employee of the Company or any of its subsidiaries to terminate his/her employment with the Company. The provisions of subparagraphs (i),
(ii), and (iii) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than five percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this paragraph (a), nor shall service as a member of a board of directors on which Executive is serving on the date of termination (including any successor board thereto) be deemed, of itself, to be inconsistent with clause (i) of this paragraph (a). However, this paragraph 11 (a) will not apply in the event of a Change in Control during the term of this Agreement as defined in paragraph 6 herein.
          (b) Cooperation With Regard to Litigation. Executive agrees to cooperate with the Company (including following Executive's date of termination for any reason), on a reasonable basis when cooperation would not unreasonably interfere with Executive's employment by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board and its representatives or counsel, or representatives or counsel of or to the Company, or any subsidiary or affiliate of the Company, as requested; provided, however, this subsection (b) shall not apply to any action between the Executive and the Company to enforce this Agreement. The Company agrees to reimburse Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.
          (c) Release of Employment Claims. Executive agrees, as a condition to receipt of the severance payments and benefits provided hereunder, that he will execute a release agreement, in a form satisfactory to the Company, releasing any and all claims arising out of Executive's employment (other than enforcement of this Agreement).
          (d) Remedy. Without limiting the right of the Company to pursue all of its legal and equitable remedies available for violation by Executive of the covenants contained in this Section, it is expressly agreed by the Executive and the Company that any such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation.
          (e) Survival. Notwithstanding any provision of this Agreement to the contrary, the provisions of this Section 11 shall survive the termination or expiration of this Agreement, shall be valid and enforceable, and shall be a condition precedent to the Executive (or his or her beneficiaries) receiving any amounts payable hereunder.

     12. Excise Tax Limit . If Executive becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Termination Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the "Total Payments"), which are or could become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed, whether under federal, state, local or foreign law) (the "Excise Tax"), the Company shall either (1) reduce or eliminate the Total Payments, but only to the extent necessary, such that no amount of the Total Payments shall be subject to the Excise Tax or (2) make the Total Payments to the Executive, whichever places Executive in the better after tax position as mutually agreed by the parties.
     If the Company does reduce or eliminate Total Payments to Executive as described herein to avoid the Total Payments being subjected to the Excise Tax, the Company agrees to indemnify and hold Executive harmless from any tax, penalty or other charge or liability imposed upon Executive resulting directly or indirectly from a Total Payments (in whole or in part) being subject to the Excise Tax after giving effect to any reduction directed by the Company pursuant to the preceding sentence, or from any tax, penalty or other charge or
liability   resulting  directly  or  indirectly  from  the  Company's
obligation to indemnify and hold Executive harmless hereunder, including investigation and attorneys fees and expenses.

     13.  Governing  Law.   This Agreement is governed by and is to be
construed,  administered,  and enforced in accordance with the laws of the State of Illinois, without regard to Illinois conflicts of law principles, except insofar as federal laws and regulations may be applicable. If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this
Agreement.    The  invalidity of any such portion shall not affect the
force, effect, and validity of the remaining portion hereof. If any court determines that any provision of Section 10 is unenforceable because of the duration or geographic scope of such provision, it is the parties' intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.

     14.  Arbitration.    The  parties agree that any claim or dispute
arising out of or relating to this Agreement or Executive's employment with the Company will be submitted to and decided by arbitration pursuant to the American Arbitration Act and conducted in accordance with applicable rules and procedures used by the American Arbitration Association for the arbitration of employment disputes. Claims and disputes subject to this arbitration provision shall include, but not be limited to, any claim arising under this Agreement, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the National Labor Relations Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act; the statutory law of any state or locality regarding trade secrets, employment, discrimination in employment, termination of employment, or wage payment; and the common law of any state relating to employment contracts, wrongful discharge, defamation, or any other matter arising under common law.
     Notwithstanding the above, the parties agree that this arbitration provision does not apply to: (i) claims for workers' compensation benefits or unemployment compensation benefits; and (ii) claims by the Company for injunctive or equitable relief, including but not limited to claims related to unauthorized disclosure of confidential information, trade secrets, intellectual property, or
unfair  competition.    It  is  further agreed that claims relating to
employee benefits under the Company's insurance, disability and retirement plans must be raised pursuant to the procedures set forth in those plans, and that the parties may pursue arbitration only if the matter is not resolved pursuant to those procedures.
     The parties understand and agree that any result reached by the arbitrator shall be binding, that no appeal may be taken. The parties further understand that upon a finding of liability, the Arbitrator is empowered to award all relief permitted under law including any and all compensatory and punitive damages and attorneys fees permitted under the applicable federal, state and/or local law. Either party can seek a judgment upon the arbitration award, which may
be  entered  by  any  court  having  jurisdiction.   Executive further
understands and agrees that by signing this Agreement, he is waiving his right to have a trial by judge or jury of any claim or dispute
covered  by  this  arbitration  provision.    The  parties  further
acknowledge and agree that, other than as expressly set forth herein, this arbitration provision does not alter or add to the substantive legal rights, remedies and defenses of either party as provided by federal or applicable state law.

     15.  General Provisions.
          (a)  Notices.    Any notice required by this Agreement shall
be deemed sufficient if sent by registered or certified mail, postage prepaid, with return receipt requested. Notices shall be addressed to the parties as follows:
     If to Executive:    C. Mark Scott
                         996 Grove Street
                         Winnetka, Illinois 60093

     If to the Company:  Sportmart, Inc.
                         1400 South Wolf Road, Suite 200
                         Wheeling, Illinois 60090
                         Attn:  General Counsel
Each party may change his or its address by written notice in accordance with this Section. Notices shall be deemed effective at the time of their actual receipt or refusal of receipt.
          (b) Severability. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall continue in full force and without being impaired or invalidated in any way.
          (c) Entire Agreement. This Agreement supersedes and cancels any and all previous and contemporaneous oral or written agreements between the parties hereto with respect to the employment of Executive by the Company and contains all of the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements or agreements, oral or otherwise, that have not been embodied herein, and no other agreement, statement or promise not contained in this Agreement, shall be valid or binding.
          (d) Modification and Waiver. No amendment, modification, or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. Any waiver or consent by any party to any breach of or any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and such waiver or consent shall not be construed as a waiver of any subsequent breach of any other provision or as a consent with respect to any similar instance or circumstance.
          (e) Headings. The section, paragraph, and subparagraph headings are for reference only and shall not define or limit the provisions hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              SPORTMART, INC.


                              By:  /S/ Andrew S. Hochberg

                              Title:  Chief Executive Officer




                              EXECUTIVE: /S/ C. Mark Scott


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